                       AMERICAN CENTURY MUTUAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to the authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation
of the Corporation, the Board of Directors of the Corporation has (a) duly established new classes of shares for several of the thirteen (13) series of the capital stock of the Corporation and (b) has allocated Nine Billion Seven
Hundred Ten Million (9,710,000,000) shares of the Eleven Billion One Hundred
Million (11,100,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for the aggregate par value of Nine
Million Seven Hundred Ten Thousand Dollars ($9,710,000). As a result of the action taken by the Board of Directors referenced in Article FIRST of these
Articles Supplementary, the thirteen (13) series (hereinafter referred to as
"Series") of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                  Aggregate
Series                                     No. of Shares          Par Value
------                                     -------------          ---------
Growth Fund                                1,190,000,000        $11,900,000
Select Fund                                  600,000,000          6,000,000
Ultra Fund                                 4,100,000,000         41,000,000
Vista Fund                                 1,190,000,000         11,900,000
Heritage Fund                                640,000,000          6,400,000
Giftrust Fund                                200,000,000          2,000,000
Balanced Fund                                215,000,000          2,150,000
New Opportunities Fund                       300,000,000          3,000,000
High-Yield Fund                               60,000,000            600,000
Tax-Managed Value Fund                       215,000,000          2,150,000
Veedot Fund                                  300,000,000          3,000,000
Veedot Large-Cap Fund                        300,000,000          3,000,000
New Opportunities II Fund                    400,000,000          4,000,000

The par value of each share of stock in each Series is One Cent ($0.01)
per share.

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article FIRST above among the Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the thirteen
(13) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                                                    Aggregate
Series Name                                           Class Name              No. of Shares         Par Value
-----------                                           ----------              -------------         ---------
Growth Fund                                           Investor                  800,000,000        $8,000,000
                                                      Institutional              80,000,000           800,000
                                                      Service                             0                 0
                                                      Advisor                   210,000,000         2,100,000
                                                      C                         100,000,000         1,000,000

Select Fund                                           Investor                  360,000,000         3,600,000
                                                      Institutional              40,000,000           400,000
                                                      Service                             0                 0
                                                      Advisor                   100,000,000         1,000,000
                                                      A                          25,000,000           250,000
                                                      B                          25,000,000           250,000
                                                      C                          25,000,000           250,000
                                                      C II                       25,000,000           250,000

Ultra Fund                                            Investor                3,500,000,000        35,000,000
                                                      Institutional             200,000,000         2,000,000
                                                      Service                             0                 0
                                                      Advisor                   300,000,000         3,000,000
                                                      C                         100,000,000         1,000,000

Vista Fund                                            Investor                  800,000,000         8,000,000
                                                      Institutional              80,000,000           800,000
                                                      Service                             0                 0
                                                      Advisor                   210,000,000         2,100,000
                                                      C                         100,000,000         1,000,000

Heritage Fund                                         Investor                  400,000,000         4,000,000
                                                      Institutional              40,000,000           400,000
                                                      Service                             0                 0
                                                      Advisor                   100,000,000         1,000,000
                                                      C                         100,000,000         1,000,000

Giftrust Fund                                         Investor                  200,000,000         2,000,000

Balanced Fund                                         Investor                  150,000,000         1,500,000
                                                      Institutional              15,000,000           150,000
                                                      Service                             0                 0
                                                      Advisor                    50,000,000           500,000

New Opportunities Fund                                Investor                300,000,000           3,000,000

High-Yield Fund                                       Investor                  5,000,000              50,000
                                                      Advisor                  50,000,000             500,000
                                                      C                         5,000,000              50,000

                                                                                                    Aggregate
Series Name                                           Class Name             No. of Shares          Par Value
-----------                                           ----------             -------------          ---------

Tax-Managed Value Fund                                Investor                150,000,000           1,500,000
                                                      Institutional            15,000,000             150,000
                                                      Advisor                  50,000,000             500,000

Veedot Fund                                           Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

Veedot Large-Cap Fund                                 Investor                200,000,000           2,000,000
                                                      Institutional            50,000,000             500,000
                                                      Advisor                  50,000,000             500,000

New Opportunities II Fund                             Investor                250,000,000           2,500,000
                                                      Institutional            50,000,000             500,000
                                                      A                        25,000,000             250,000
                                                      B                        25,000,000             250,000
                                                      C                        25,000,000             250,000
                                                      C II                     25,000,000             250,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series the authorized capital stock of the Corporation and allocating shares to each Series as set forth in these Articles
Supplementary.

         SIXTH: The Board of Directors of the Corporation duly adopted resolutions establishing the Series and allocating shares to the Series, as set forth in Article FIRST, and dividing the Series of capital stock of the
Corporation into Classes as set forth in Article SECOND.

         IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 14th day of June, 2002.

                                                     AMERICAN CENTURY MUTUAL
                                                     FUNDS, INC.
ATTEST:

       /S/Charles A. Etherington                 By:  /S/David C. Tucker
Name:  Charles A. Etherington                  Name:  David C. Tucker
Title: Assistant Secretary                    Title:  Senior Vice President

         THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  June 14, 2002                    /S/David C. Tucker
                                          David C. Tucker, Senior Vice President